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                                                                   EXHIBIT 10.1



                    FIFTH AMENDMENT TO PROJECT LOAN AGREEMENT
             AND COMPREHENSIVE AMENDMENT OF ALL OTHER LOAN DOCUMENTS

        THIS FIFTH AMENDMENT TO PROJECT LOAN AGREEMENT AND COMPREHENSIVE AMENDMENT OF ALL OTHER LOAN DOCUMENTS (the "Fifth Amendment") is executed as of the 28th day of February, 2001, by and between GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (the "Lender") and ADVOCAT INC., a Delaware corporation ("Advocat"), DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation and wholly-owned subsidiary of Advocat ("DMSC"), DIVERSICARE LEASING CORP. ("DLC"), a Tennessee corporation and wholly-owned subsidiary of AFI (defined below), ADVOCAT ANCILLARY SERVICES, INC. ("AAS"), a Tennessee corporation and wholly-owned subsidiary of the DMSC, DIVERSICARE CANADA MANAGEMENT SERVICES CO., INC. ("DCMS"), a corporation organized under the laws of Canada and wholly-owned subsidiary of DLC, FIRST AMERICAN HEALTH CARE, INC. ("FAHC"), an Alabama corporation and wholly-owned subsidiary of DLC, DIVERSICARE LEASING CORP. OF ALABAMA ("DLCA"), an Alabama corporation and wholly-owned subsidiary of DLC, ADVOCAT DISTRIBUTION SERVICES, INC. ("ADS"), a Tennessee corporation and wholly-owned subsidiary of DMS, and ADVOCAT FINANCE, INC. ("AFI"), a Delaware corporation and wholly-owned subsidiary of DMS (DLC, AAS, DCMS, FAHC, ADS, DLCA and AFI, together with any other subsidiaries of Advocat or of the Subsidiaries formed or acquired after the date hereof, are sometimes hereinafter referred to collectively as the "Subsidiaries").

                                    RECITALS

               A. The Lender, DMSC, Advocat and the Subsidiaries entered into that certain Project Loan Agreement dated December 27, 1996, as amended by that certain First Amendment to Project Loan Agreement dated April 30, 2000, by that certain Second Amendment to Project Loan Agreement dated June, 30, 2000, by Memorandum dated September 8, 2000, by that certain Third Amendment to Project Loan Agreement dated September 30, 2000, and by that certain Fourth Amendment to Project Loan Agreement dated December 31, 2000 (the "Loan Agreement"). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Loan Agreement. Pursuant to the terms of the Loan Agreement, Lender made a Loan to DMSC in the principal amount of $3,750,000 (the "Loan").

               B. For the business convenience of DLC, in order to effect a reorganization of certain of its assets into newly formed limited liability companies, DLC transferred, conveyed, and assigned to Diversicare Afton Oaks, LLC, a Delaware limited liability company (the "Borrower") all of DLC's interests in certain real and personal property, both tangible and intangible and other rights and assets of DLC comprising the Property.

               C. Pursuant to that certain Assumption of Deed of Trust and Security Agreement dated as of December 1, 2000, and of record under Clerk's File No. ###-##-#### in the Real Property Records of Harris County, Texas, the Borrower assumed all of DLC's rights in and to the Property.

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               D. Pursuant to that certain Sixth Amendment to and Assumption of
Promissory Note, the Borrower assumed all of the rights and obligations of DMSC in and to that certain Promissory Note dated December 27, 1996, as amended, by and between DMSC and the Lender. The Promissory Note, as amended, is referred to herein as the "Note".

               E. The Loan, as extended by Memorandum of Lender dated January 26, 2001, matures February 28, 2001.

               F. The Borrower has requested that the Lender extend the Maturity Date. The Lender has agreed subject to the conditions and terms evidenced herein.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the above Recitals, DSMC, the Borrower and the Lender hereby amend the Loan Agreement and all Other Loan Documents (as defined below) as follows:

        1. Assumption. DSMC hereby transfers, conveys and assigns to Borrower all of the rights, obligations and benefits of DSMC in, to and under the Loan Documents and all Other Loan Documents (as more particularly described on Exhibit A attached hereto). The Borrower hereby accepts the transfer, conveyance and assignment of the Loan Agreement and all Other Loan Documents (as more particularly described on Exhibit A attached hereto). The Borrower absolutely and unconditionally assumes and agrees to perform, keep, observe, meet and discharge all of the covenants, agreements, undertakings, liabilities and obligations provided for in the Loan Agreement and Other Loan Documents to be performed, kept, observed, met and discharged by DMSC at the time and in the manner provided, including, but not limited to, the provisions regarding insurance, taxes, licensure, condemnation, maintenance and repair of the Collateral. The Borrower agrees to be bound absolutely and unconditionally, from and after the effective date hereof, by all of the terms, conditions, covenants and agreements in the Loan Agreement and Other Loan Documents in the same manner and to the same extent as though each of them had been originally made, executed and delivered by the Borrower. From and after the effective date hereof, all references to DMSC in the Loan Agreement and Other Loan Documents shall be deemed to mean and include the Borrower, as applicable.

        2. Ratification. DMSC and the Borrower each agree that all of the terms and conditions contained and set forth in the Loan Agreement and all Other Loan Documents are, and, as amended by this Fifth Amendment, shall remain, in full force and effect and are hereby ratified, approved and confirmed. DMSC and the Borrower acknowledge and agree that upon the occurrence of an Event of Default under the Loan Agreement or any Other Loan Document, the Lender, and its successors and/or assigns, shall be entitled to exercise any of the rights and remedies set forth in the Loan Agreement or the Other Loan Documents. This Amendment shall in no way be construed to alter or impair any of the rights and remedies of the Lender thereunder upon the occurrence of any such Event of Default.

        3. Representations. The Borrower and DMSC represent and warrant to the Lender that the Loan Agreement and all Other Loan Documents are in full force and effect, that there are no


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amendments or modifications to the Loan Agreement or the Other Loan Documents
except as otherwise stated herein, that no uncured breaches or defaults exist under the Loan Agreement or any of the Other Loan Documents as of the day hereof, and that no facts or circumstances exist, which with the giving of notice to, passage of time, or both, would constitute a breach or default on the part of DMSC or the Borrower under the Loan Agreement or any of the Other Loan Documents.

        4. No Release. DMSC understands and acknowledges that no release is given by the Lender to DMSC of any of the responsibility or liability of DMSC to the Lender for, and nothing contained herein shall be, is intended to be, or shall be deemed to be a novation, satisfaction or discharge of any of the obligations of DMSC under the Loan Agreement or the Other Loan Documents and DMSC shall remain fully responsible therefore in the event of the failure of the Borrower to perform, keep, observe, meet and discharge the same as and when provided in the Loan Agreement or the Other Loan Documents.

        5. In Article 1 of the Loan Agreement, the definition of Maturity Date, is hereby amended to state: "'Maturity Date' means the earlier of: (a) January 1, 2002, or (b) the completion of the HUD refinance of the Loan".

        6. In Article 1 of the Loan Agreement, the definition of Loan is hereby amended to state: "'Loan' means the loan in the principal amount up to $3,720,640, subject to the satisfactory review by Lender of the appraisal, prepared in contemplation of the extension of the Maturity Date, which appraisal must establish a loan to value ratio of not more than sixty-nine percent (69%)."

        7. In Article 1 of the Loan Agreement, the definition of Nursing Home is hereby amended to state: "'Nursing Home' means the nursing home facility known as "Afton Oaks Nursing Home", presently a 169-licensed bed (162 available) skilled nursing facility located on the Property, as it may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute, and any assisted living facility) now or hereafter operated on the Property."

        8. Section 4.4 of the Loan Agreement is hereby amended to increase the required capital expenditure amount from $250 per bed to $300 per bed.

        9. All reference in the Loan Agreement to First American National Bank, is hereby amended to refer to "AmSouth Bank, successor by merger to First American National Bank".

        10. The Loan Agreement is hereby amended to include the following:

            "4.5 Occupancy. Maintain or cause to maintain at all times a daily average annual occupancy for the Facility of seventy-five (75%) or higher based upon the number of available beds."

        11. Section 4.3 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

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            1. Achieve (commencing with the closing of the Loan), and, within forty-five (45) days after the end of each fiscal quarter of Borrower, provide evidence satisfactory to the Lender of the achievement of, the following Debt Service Coverage ratios:

               a. a Debt Service Coverage, after deduction of Actual Management Fees, of not less than 1.0 to 1.0, based on a rolling twelve
                   (12) month period, tested quarterly;

               b. a Debt Service Coverage, after deduction of Assumed Management Fees, of not less than 1.0 to 1.0, based on a rolling twelve (12) month period, tested quarterly;

            2. If Borrower fails to achieve or provide evidence of achievement of the Debt Service Coverage for the Facility upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral in an amount which, when added to the first number of the Debt Service Coverage calculation, would have resulted in the noncomplying Debt Service Coverage requirement having been satisfied. If such failure continues for two (2) consecutive quarters, on the third consecutive quarter, if Borrower again fails to achieve or provide evidence of the achievement of the Debt Service Coverages required above, upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the foregoing sentence), in an amount which, if the same had been applied on the first day of the first quarter for which such noncompliance of the Debt Service Coverage requirement occurred to reduce the outstanding principal indebtedness of the Loan Obligations, would have resulted in the noncomplying Debt Service Coverage requirement having been satisfied, and Borrower agrees promptly to provide such additional cash or other liquid collateral, which increased amount will be held by Lender for an additional two (2) consecutive calendar quarters. Such additional Collateral will be held by the Lender in a standard custodial account, and shall constitute additional collateral for the Loan Obligations and an "Account" as defined in this Agreement, and, upon the occurrence of an Event of Default, may be applied by the Lender, in such order and manner as the Lender may elect, to the reduction of the Loan Obligations. Borrower shall not be entitled to any interest earned on such additional Collateral. Provided that there is no outstanding Default or Event of Default, such additional Collateral which has not been applied to the Loan Obligations will be released by the Lender at such time as Borrower provides the Lender with evidence that the required Debt Service Coverage requirements outlined above have been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.12) as of the end of each of two (2) consecutive quarters.

      12. All reference to the Borrower in the Loan Agreement and any of the Other Loan Documents is hereby amended to mean Diversicare Afton Oaks, LLC, a Delaware limited liability company.

      Except as expressly amended hereby, the Loan Agreement and all Other Loan Documents shall be unchanged and shall continue in full force and effect.

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        IN WITNESS WHEREOF, the Borrower, the Guarantor and the Lender have caused this Fifth Amendment to be executed by their duly authorized representatives, as of the date first set forth above.


                                      BORROWER:

                                      DIVERSICARE AFTON OAKS, LLC, a
                                      Delaware limited liability company

                                      By: Diversicare Leasing Corp., a Tennessee
                                      corporation, its Sole Member

                                             By:
                                                --------------------------------
                                                James F. Mills, Jr., CFO


                                      DSMC:

                                      DIVERSICARE MANAGEMENT SERVICES CO.,
                                      a Tennessee corporation

                                      By:
                                         ---------------------------------------
                                       Its:
                                           -------------------------------------


                                      LENDER:

                                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                      a California corporation


                                      ------------------------------------------
                                      James C. Thompson, Senior Vice President



                                      GUARANTOR:

                                      ADVOCAT, INC., a Delaware corporation


                                      ------------------------------------------
                                      James F. Mills, Jr., CFO


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                                    EXHIBIT A

                             [Other Loan Documents]

      1. Guaranty Agreement dated as of December 27, 1996, by and between Diversicare Leasing Corp. (including its successors, transferees and assigns), a Tennessee corporation ("Guarantor"), for the benefit of GMAC Commercial Mortgage Corporation ("Lender"), a California corporation.

      2. Guaranty Agreement dated as of December 27, 1996, by and between Advocat, Inc., a Delaware corporation ("Guarantor"), for the benefit of GMAC Commercial Mortgage Corporation ("Lender"), a California corporation.

      3. Collateral Assignment of Management Agreement dated December 27, 1996, by and between Diversicare Leasing Corp., a Tennessee corporation, and GMAC Commercial Mortgage Corporation, a California corporation.

      4. Subordination of Management Agreement dated December 27, 1996, by and among Diversicare Management Services Co., Diversicare Leasing Corp., and GMAC Commercial Mortgage Corporation.

      5. Loan Closing Certification dated as of December 27, 1996, by Diversicare Leasing Corp., for the benefit of GMAC Commercial Mortgage Corporation.

      6.    Agreement to Amend or Comply dated December 27, 1996.